Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 108	Trade Date: 5/24/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 5/27/2004

The date of this Pricing Supplement is May 24, 2004

CUSIP or Common Code:	41013M2R0	41013M2S8	41013M2T6	41013M2U3	41013M2V1

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$2,578,000.00	$377,000.00	$597,000.00	$320,000.00	$6,893,000.00

Proceeds to Issuer:	$2,561,887.50	$373,984.00	$591,030.00	$315,520.00	$6,796,498.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	5/15/2007	5/15/2008	5/15/2009	5/15/2012	5/15/2012

Stated Annual Interest Rate:	3.200%	3.700%	4.100%	4.800%	Step: 3.150% through 5/14/2006, and 6.500% thereafter (unless called)

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	6/15/2004	6/15/2004	6/15/2004	6/15/2004	6/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	5/15/2006 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 108	Trade Date: 5/24/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 5/27/2004

The date of this Pricing Supplement is May 24, 2004

CUSIP or Common Code:	41013M2W9	41013M2Y5	41013M2Z2	41013M3A6

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$431,000.00	$967,000.00	$560,000.00	$4,851,000.00

Proceeds to Issuer:	$424,535.00	$950,077.50	$548,800.00	$4,729,725.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%

Maturity Date:	5/15/2014	5/15/2016	5/15/2019	5/15/2029

Stated Annual Interest Rate:	5.100%	5.550%	Step: 4.000% through 5/14/2007, and 7.000% thereafter (unless called)	6.000%

Interest Payment Frequency:	Monthly	Semi	Monthly	Semi

First Payment Date:	6/15/2004	11/15/2004	6/15/2004	11/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	11/15/2006 Callable one time only at 100% on call date above with 30 days notice.	5/15/2007 Callable one time only at 100% on call date above with 30 days notice.	5/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.